                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         El Paso Tennessee Pipeline Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

(EL PASO TENNESSEE PIPELINE LOGO)

Dear Series A Preferred Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company"), which will be held on Monday, May 20, 2002, at 10:30 a.m. (daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                    /s/ WILLIAM A. WISE

                                                      William A. Wise
                                             Chairman of the Board, President
                                                and Chief Executive Officer

Houston, Texas
April 8, 2002

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2002

     The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company") will be held on Monday, May 20, 2002, at 10:30 a.m. (daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, 75202, for the following purposes:

     1. The election of one director by holders of the Company's 8 1/4% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock");

     2. The election of five directors by El Paso Corporation, the sole holder of the Company's Common Stock; and

     3. The transaction of any other business which may be properly brought before the Annual Meeting.

     The holders of record of Series A Preferred Stock at the close of business on March 25, 2002, are the only holders of Series A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                              By Order of the Board of Directors

                                                  /s/ DAVID L. SIDDALL

                                                       David L. Siddall
                                                     Corporate Secretary

Houston, Texas
April 8, 2002

      YOUR VOTE IS VERY IMPORTANT TO US. WE URGE YOU TO PROMPTLY SIGN AND
                     RETURN THE ENCLOSED PAPER PROXY CARD.

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

              2002 ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 2002

     This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to holders of 8 1/4% Cumulative Preferred Stock, Series A, no par value (the "Series A Preferred Stock"), of El Paso Tennessee Pipeline Co. (the "Company") beginning on or about April 8, 2002. The proxy is solicited by the Board of Directors of the Company for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") on Monday, May 20, 2002. Shares of Series A Preferred Stock represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election.

     The Company has two classes of voting securities. The close of business on March 25, 2002, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 1,971 shares of the Company's common stock, $.01 par value (the "Common Stock"), outstanding, all of which are owned by El Paso Corporation ("El Paso"), and 6,000,000 shares of Series A Preferred Stock outstanding.

     Holders of record of the Series A Preferred Stock have the right, voting as a single class, to elect a number of directors of the Company equal to one-sixth of the directors of the Company. El Paso, as the owner of all of the outstanding Common Stock, has the right to elect the remaining directors. The Company's Board of Directors has set the number of directors at six. Accordingly, the number of directors to be elected at the Annual Meeting by the holders of the Series A Preferred Stock is one and El Paso will elect the remaining five directors. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder entitled to vote at the Annual Meeting during ordinary business hours at the Company's principal office located at 1001 Louisiana Street, Houston, Texas.

     Holders of Series A Preferred Stock will vote for the directors on the basis of one vote per share and not cumulatively. The holder(s) of a majority of the outstanding shares of the Company entitled to vote, present in person or by proxy, will constitute a quorum for the election of directors by them, provided that where a separate vote by a class is required, a majority of the outstanding shares of such class, present in person or by proxy, will constitute a quorum. One Inspector of Election, a representative from EquiServe Trust Company, N.A. and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be deemed as a vote "for" the management proposal.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 2001, the Board of Directors did not meet, but took actions by unanimous written consent in accordance with procedures established by the Company's By-laws. The Board of Directors does not have a nominating, compensation or audit committee or any other committees performing similar functions, and all such matters which would be considered by such committees are acted upon by the full Board of Directors.

DIRECTOR COMPENSATION

     Directors of the Company who are employees of El Paso, or an affiliate of El Paso, receive no compensation for their services as directors of the Company other than the compensation they receive as employees of El Paso.

     Directors of the Company who are not employees of El Paso or an affiliate of El Paso, receive an annual retainer fee of $10,000 and are reimbursed for the usual and ordinary expenses of meeting attendance.

                    DIRECTORS ELECTED BY COMMON STOCKHOLDER

     The following individuals are the nominees for directors of the Company to be elected by El Paso, currently the sole holder of the Company's Common Stock. El Paso has advised the Company that at the Annual Meeting it intends to elect the five persons listed below as directors, to hold office for the term of one year and until his or her successor has been duly elected and shall qualify:

NAME                                    AGE                  POSITION
----                                    ---                  --------
William A. Wise.......................  56    Chairman of the Board, President and
                                              Chief Executive Officer; Director
H. Brent Austin.......................  47    Executive Vice President and Chief
                                                Financial Officer; Director
Joel Richards III.....................  55    Executive Vice President; Director
Peggy A. Heeg.........................  42    Executive Vice President, Law;
                                              Director
Jeffrey I. Beason.....................  53    Senior Vice President and Controller;
                                                Director

     William A. Wise -- Mr. Wise has been Chairman of the Board, President and Chief Executive Officer and a Director of the Company since December 1996. Mr. Wise has been Chief Executive Officer of El Paso since January 1990. Mr. Wise has been President of El Paso from January 1990 to April 1996 and from July 1998 to present. He has been Chairman of the Board of El Paso from January 2001 to present and also served in this position from January 1994 to October 1999. Mr. Wise served as President and Chief Operating Officer of El Paso from April 1989 to December 1989. From March 1987 to April 1989, Mr. Wise was an Executive Vice President of El Paso. From January 1984 to February 1987, he was a Senior Vice President of El Paso. He is a member of the Board of Directors of Praxair, Inc. and Chairman of the Board of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P.

     H. Brent Austin -- Mr. Austin has held the positions identified above since June 1997. He has been Senior Vice President and Chief Financial Officer and a Director of the Company from December 12, 1996 to June 1, 1997. He has been Executive Vice President of El Paso since May 1995 and Chief Financial Officer of El Paso since April 1992. He was Senior Vice President of El Paso from April 1992 to April 1995. He was Vice President, Planning and Treasurer of Burlington Resources Inc. from November 1990 to March 1992 and Assistant Vice President, Planning of Burlington Resources Inc. from January 1989 to October 1990. He has served as a Director and Executive Vice President of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P. since August 1998.

     Joel Richards III -- Mr. Richards has held the positions identified above since June 1997. He has been Senior Vice President and a Director of the Company from December 1996 to June 1997. He has been Executive Vice President of El Paso since December 1996. From January 1991 until December 1996, he was Senior Vice President of El Paso. He was Vice President of El Paso from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company, a wholly owned subsidiary of Burlington Resources Inc., from October 1988 to June 1990.

     Peggy A. Heeg -- Ms. Heeg has been Executive Vice President, Law of the Company and Executive Vice President and General Counsel of El Paso since January 2002. She was Senior Vice President and Deputy General Counsel from April 2001 to December 2001 and Vice President and Associate General Counsel for regulated pipelines of El Paso from 1997 to 2001. Ms. Heeg has held various positions in the legal department of Tenneco Energy since 1990 and El Paso since 1996.

     Jeffrey I. Beason -- Mr. Beason has been Senior Vice President and Controller and a Director of the Company since October 1999. He was Vice President, Controller and a Director of the Company from December 1996 to October 1999. He was Vice President and Controller of the Company from April 1996 to October 1999, and also was Treasurer of the Company from April 1996 until December 1996. He is also Senior Vice President and Controller of El Paso. He was Senior Vice President of Administration for Mojave Pipeline Company, an affiliate of El Paso, from September 1993 until April 1996. For more than five years prior to September 1993, Mr. Beason was Director of Financial Reporting of El Paso.

PROPOSAL NO. 1 -- NOMINEE FOR ELECTION OF DIRECTOR BY SERIES A PREFERRED
                  STOCKHOLDERS

     The number of directors to be elected by the holders of Series A Preferred Stock is one. If elected, the nominee will hold office for the term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by holders of Series A Preferred Stock, the persons named on the enclosed proxy card will vote the shares of Series A Preferred Stock represented by such proxy "for" the election of the one nominee named in this proxy statement. However, if the named nominee should be unavailable for election, the Board of Directors may substitute a nominee, in which event the shares of Series A Preferred Stock represented by proxy will be voted "for" the substitute nominee unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render the nominee named herein unavailable to serve as a member of the Company's Board of Directors. Pursuant to the Company's Certificate of Incorporation and By-laws, the election of each director requires an affirmative vote of a plurality of the shares of Series A Preferred Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Series A Preferred Stock may not cumulate their votes for the election of the director. The following provides information about the nominee:

     KENNETH L. SMALLEY, age 72, has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of Phillips Petroleum Company and President of Phillips 66 Natural Gas Company, a Phillips Petroleum Company subsidiary. Mr. Smalley has been a director of the Company since April 1997. He served as a director of El Paso from 1992 until 2001, and has been a director of El Paso Energy Partners Company, general partner of El Paso Energy Partners, L.P., since 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED ABOVE.

                        SECURITY OWNERSHIP OF BENEFICIAL
                              OWNER AND MANAGEMENT

     No Common Stock or Series A Preferred Stock is held by any director, executive officer or nominee. No family relationship exists between any of the directors, executive officers, and nominee of the Company. The following information relates to the only persons or entities known to the Company to be the beneficial owners, as of February 28, 2002, of more than five percent of any class of the Company's voting securities.

                                                                   AMOUNT AND NATURE OF    PERCENT
TITLE OF CLASS                       NAME                          BENEFICIAL OWNERSHIP    OF CLASS
--------------                       ----                          --------------------    --------
Common Stock    El Paso Corporation............................        1,971 shares          100%
                1001 Louisiana Street
                Houston, Texas 77002

     The following information sets forth certain information as of February 28, 2002, regarding the beneficial ownership of El Paso's common stock by (i) each of the Company's directors, (ii) each of the Company's named executives (as hereinafter described), (iii) the nominee, and (iv) all directors, executive officers, and nominee of the Company as a group. No family relationship exists between any director or executive officer of El Paso.

                                                  BENEFICIAL
                                                   OWNERSHIP
                                                  (EXCLUDING        STOCK                    PERCENT
TITLE OF CLASS               NAME                 OPTIONS)(1)     OPTIONS(2)       TOTAL     OF CLASS
--------------               ----                 -----------     ----------     ---------   --------
Common Stock    K. L. Smalley..................       23,849         16,000         39,849     *
Common Stock    W. A. Wise.....................    2,538,959(3)   1,622,917(4)   4,161,876     *
Common Stock    H. B. Austin...................      331,695        327,050        658,745     *
Common Stock    J. I. Beason...................      137,991        213,609        351,600     *
Common Stock    P. A. Heeg. ...................       57,175         46,931        104,106     *
Common Stock    J. Richards III................      385,859(5)     314,467        700,326     *
Common Stock    B. White Jr.(6) ...............      384,314(7)     245,667        629,981
Common Stock   Directors and executive
                officers (7 persons total).....    3,859,842      2,786,641      6,646,483   1.230%

---------------

 *  Less than 1%

(1) The individuals named in the table have sole voting and investment power with respect to shares of El Paso common stock beneficially owned, except that each of Messrs. Wise and Austin shares with one or more other individuals voting and investment power with respect to 11,694 and 93,575 shares of common stock, respectively. This column also includes shares of common stock held in the El Paso Benefits Protection Trust (as of December 31, 2001) as a result of deferral elections made in accordance with El Paso benefit plans. These individuals share voting power with the trustee under that plan and receive dividends on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2) The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of February 28, 2002, through the exercise of stock options.

(3) Mr. Wise's beneficial ownership excludes 400 shares of El Paso common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims any beneficial ownership.

(4) Includes 98,000 stock options held in the William & Marie Wise Family Ltd. Partnership.

(5) Mr. Richard's beneficial ownership excludes 11,456 shares held in a family trust.

(6) Mr. White was Executive Vice President, Law and a director of the Company through December 31, 2001, at which time he retired.

(7) As of December 31, 2001.

                     RELATIONSHIP WITH EL PASO CORPORATION

     The Company is currently a wholly owned direct subsidiary of El Paso. El Paso owns 100% of the Company's outstanding Common Stock and has the right to elect five-sixths of the Company's directors. Until December 12, 1996, the Company's Common Stock was publicly held. The Company has no formal business relationships with El Paso; however, the Company and El Paso share certain office space, personnel and other administrative services. The costs of such services are allocated by El Paso to the Company and other affiliates.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table and narrative text sets forth information concerning compensation paid by El Paso to the person serving as the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers for services rendered to El Paso and its subsidiaries in all capacities during each of the last three fiscal years. The Company did not have any executive officer other than the named executives at the end of fiscal year 2001. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 2001. None of these persons received any compensation from the Company for his services as an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                     ---------------------------------------   ----------------------------------------
                                                                                       AWARDS               PAYOUTS
                                                                               -----------------------   --------------
                                                                               RESTRICTED   SECURITIES     LONG-TERM
                                                                OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE PLAN
     NAME AND PRINCIPAL                SALARY        BONUS      COMPENSATION     AWARDS      OPTIONS        PAYOUTS
          POSITION            YEAR      ($)          ($)(1)        ($)(2)        ($)(3)        (#)           ($)(4)
----------------------------  ----   ----------    ----------   ------------   ----------   ----------   --------------
William A. Wise               2001   $1,305,425    $3,432,000     $210,481     $1,715,997    768,250               --
  Chairman                    2000   $1,108,338    $2,730,000     $191,142     $2,729,940         --               --
  President & CEO             1999   $  275,001(6) $3,800,000     $139,006     $2,199,966    500,000      $29,254,410
H. Brent Austin               2001   $  552,091    $1,140,000           --     $  569,992    223,000               --
  Executive Vice President &  2000   $  454,167    $  880,000           --     $  879,887         --               --
  Chief Financial Officer     1999   $  386,253    $1,113,000           --     $  674,994    125,000      $ 5,531,256
Joel Richards III             2001   $  502,088    $  935,000     $178,232     $  467,468    183,750               --
  Executive Vice              2000   $  404,175    $  750,000     $  1,900     $  749,992         --               --
  President                   1999   $  347,502    $  956,000     $  6,440     $  559,999    125,000      $ 5,458,756
Britton White Jr. (7)         2001   $  502,088    $  935,000           --             --    183,750               --
  Executive Vice President &  2000   $  404,175    $  750,000           --     $  749,992         --               --
  General Counsel             1999   $  347,502    $  956,000           --     $  559,999    125,000      $ 5,458,756


                               ALL OTHER
     NAME AND PRINCIPAL       COMPENSATION
          POSITION               ($)(5)
----------------------------  ------------
William A. Wise                $3,771,994
  Chairman                     $7,215,408
  President & CEO              $  148,368
H. Brent Austin                $  950,530
  Executive Vice President &   $1,808,331
  Chief Financial Officer      $   42,628
Joel Richards III              $  946,967
  Executive Vice               $1,804,614
  President                    $   42,254
Britton White Jr. (7)          $  963,640
  Executive Vice President &   $1,817,614
  General Counsel              $   53,202

---------------

(1) Under El Paso's current incentive compensation plans, executives are required to receive a substantial part of their annual bonus in restricted El Paso common stock. The amounts reflected in this column represent a combination of the market value of the restricted common stock and cash at the time awarded under the applicable El Paso incentive compensation plan. Dividends are paid directly to the holders of the restricted common stock during the four-year vesting schedule.

(2) The amount reflected for Mr. Wise in fiscal year 2001 includes, among other things, $90,000 for a perquisite and benefit allowance and $62,692 in value attributed to use of El Paso's aircraft. The amount reflected for Mr. Richards in fiscal year 2001 includes, among other things, $42,000 for a perquisite and benefit allowance and $103,868 for relocation expenses. The amount reflected for Mr. Wise in fiscal year 2000 includes, among other things, $90,000 for a perquisite and benefit allowance and $56,734 in value attributed to use of El Paso's aircraft. The amount reflected for Mr. Wise in fiscal year 1999 includes, among other things, $90,000 for a perquisite and benefit allowance. Except as noted, the total value of the perquisites and other personal benefits received by the other executives named in this proxy statement in fiscal years 2001, 2000 and 1999 are not included in this column since they were below the Securities and Exchange Commission's reporting threshold.

(3) El Paso's incentive compensation plans provide for and encourage participants to elect to take the cash portion of their annual bonus award in shares of restricted common stock. The amounts reflected in this column include the market value of restricted common stock on the date of grant. The total number of shares and value of restricted common stock (including the amount in this column) held on December 31, 2001, is as follows: Mr. Wise 550,732 and $24,320,325; Mr. Austin 127,852 and $5,645,944; Mr.
    Richards $112,740 and $4,978,598; and Mr. White 112,740 and $4,978,598. Most
    of these shares of El Paso's restricted common stock are subject to a time-vesting schedule of four years from the date of grant (including the shares awarded as part of the annual bonus) and other shares of restricted stock which are subject to both time-vesting and performance-vesting. With respect to performance-vesting, if the required El Paso performance targets are not met within a four-year time period, all unvested shares are forfeited. Any dividends awarded on the restricted common stock are paid directly to the holder of the El Paso common stock. These total values can be realized only if the executives named in this proxy statement remain employees of El Paso for the four years and, with respect to performance-vesting, the performance goals regarding stockholder value are reached.

(4) No long-term incentive payments were made in fiscal years 2001 and 2000. The amounts in this column for fiscal year 1999 represent the market value of common stock and/or cash payout of performance units for the four-year cycle ended on December 31, 1998, and the automatic cash payment of 25% of the performance units outstanding as a result of El Paso's change in control transaction with Sonat Inc.

(5) The compensation reflected in this column for fiscal year 2001 includes El Paso's contributions to the El Paso Retirement Savings Plan and Supplemental Benefits Plan along with the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 2001 were $7,650, $173,944 and $90,400 for Mr. Wise; $7,650, $56,794 and $11,086 for Mr.
    Austin; $7,650, $48,694, and $15,623 for Mr. Richards and $7,650, $48,694
    and $32,296 for Mr. White, respectively. In addition, the amounts include the remaining one-half of the special retention payment earned by each executive awarded in connection with the completion of El Paso's merger with Coastal and successful integration of the organizations. Specifically, the retention payments were $3,500,000 for Mr. Wise; $875,000 for Mr. Austin; $875,000 for Mr. Richards; and $875,000 for Mr. White.

(6) The Compensation Committee determined that Mr. Wise's base salary, which was eliminated in 1996, be reinstated in 1999 in connection with El Paso's merger with Sonat Inc. The amount reflected is for a partial year.

(7) Mr. White retired from El Paso on December 31, 2001. The amount reflected in the bonus column for him includes $60,000 for El Paso mandated reductions to fund certain charitable organizations.

STOCK OPTION GRANTS

     The table on the following page sets forth the number of stock options granted at fair market value to each of the executives named in this proxy statement during the fiscal year 2001. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2011 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2011 of approximately $102.58 and $163.34, respectively, for the first (January 29, 2001) grant, and approximately $75.38 and $120.03, respectively, for the second (August 13, 2001) grant. The amounts shown in the table as potential realizable values for all stockholders' stock (approximately $21.2 billion and $53.8 billion for the first grant, and approximately $15.6 billion and $39.5 billion for the second grant), represent the corresponding increases in the market value of 536,267,944 shares of the common stock outstanding as of December 31, 2001. No gain to the executives named in this proxy statement is possible without an increase in stock price, which would benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 2001

                                                                                 POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK PRICE
                                           INDIVIDUAL GRANTS(1)                      APPRECIATION FOR OPTION TERM
                             ------------------------------------------------   ---------------------------------------
                                          % OF TOTAL                            IF STOCK PRICE AT    IF STOCK PRICE AT
                             NUMBER OF     OPTIONS                                  $102.57964           $163.34093
                             SECURITIES    GRANTED                                  $75.37710            $120.02543
                             UNDERLYING     TO ALL     EXERCISE                      IN 2011              IN 2011
                              OPTIONS     EMPLOYEES      PRICE     EXPIRATION   ------------------   ------------------
           NAME              GRANTED(#)    IN 2001     ($/SHARE)      DATE            5%($)                10%($)
           ----              ----------   ----------   ---------   ----------   ------------------   ------------------
ALL STOCKHOLDERS' STOCK
APPRECIATION
  JANUARY 29, 2001 GRANT...       N/A          N/A          N/A          N/A     $21,238,698,395      $53,823,031,693
  AUGUST 13, 2001 GRANT....       N/A          N/A          N/A          N/A     $15,606,522,719      $39,549,992,721
William A. Wise............   618,250        2.34%      $62.975    1/29/2011     $    24,485,568      $    62,051,237
                              150,000        0.57%      $46.275    8/13/2011     $     4,365,315      $    11,062,565
H. Brent Austin............   148,000        0.56%      $62.975    1/29/2011     $     5,861,487      $    14,854,158
                               75,000        0.28%      $46.275    8/13/2011     $     2,182,657      $     5,531,282
Joel Richards III..........   118,750        0.45%      $62.975    1/29/2011     $     4,703,051      $    11,918,454
                               65,000        0.25%      $46.275    8/13/2011     $     1,891,636      $     4,793,778
Britton White Jr...........   118,750        0.45%      $62.975    1/29/2011     $     4,703,051      $    11,918,454
                               65,000        0.25%      $46.275    8/13/2011     $     1,891,636      $     4,793,778

---------------

(1) The stock options granted in 2001 by El Paso to the executives named in this proxy statement vest as follows: the first grant vests one-third on each of the first three anniversaries of the grant date and the second grant vests one-half on each of the two anniversaries of the grant date. There were no stock appreciation rights granted in 2001. Any unvested stock options become fully exercisable in the event of a "change in control" (as defined in El Paso's 2001 Omnibus Incentive Compensation Plan). Under the terms of El Paso's 2001 Omnibus Incentive Compensation Plan, El Paso's Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning stock option exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the executives named in this proxy statement.

                      AGGREGATED OPTION EXERCISES IN 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                         SHARES                            OPTIONS AT FISCAL                  AT FISCAL
                       ACQUIRED ON      VALUE                 YEAR-END(#)                  YEAR-END($)(2)
                        EXERCISE      REALIZED       -----------------------------   ---------------------------
NAME                       (#)         ($)(1)        EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------     -----------     -------------   -----------   -------------
William A. Wise......    300,000     $11,053,500(3)   1,371,333(4)      934,917      $29,013,903     $495,834
H. Brent Austin......     11,210     $   392,238        262,383         264,667      $ 4,902,657     $123,959
Joel Richards III....          0     $         0        262,383         225,417      $ 4,902,657     $123,959
Britton White Jr. ...      6,000     $   294,788(5)     256,383         225,417      $ 4,721,869     $123,959

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option on the date of exercise and its exercise price.

(2) The figures presented in these columns have been calculated based upon the difference between $45.10, the fair market value of El Paso's common stock on December 31, 2001, for each in-the-money stock option, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No executives named in this proxy statement had SARs that were outstanding on December 31, 2001.

(3) Mr. Wise realized this value by executing a regular exercise of stock options that were about to expire and he currently holds the shares acquired upon exercise.

(4) Includes 98,000 stock options held by the William & Marie Wise Family Ltd. Partnership.

(5) Mr. White realized this value by executing a regular exercise of incentive stock options and holding the shares of common stock.

LONG-TERM INCENTIVE AWARDS -- RESTRICTED STOCK

     The following table provides information concerning incentive awards of restricted shares of El Paso's common stock made under El Paso's 1999 Omnibus Incentive Compensation Plan. The number of shares of restricted common stock will vest if, and only if, the executives named in this proxy statement remains in the employ of El Paso for the specified time period and the required increase in total stockholder return is achieved during such time period.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 2001
                                RESTRICTED STOCK

                                                             ESTIMATED NUMBER OF SHARES TO BE VESTED UNDER
                                                                      RESTRICTED STOCK GRANTS(1)
                                              PERFORMANCE    ---------------------------------------------
                                                OR OTHER       BELOW
                                   NUMBER     PERIOD UNTIL   THRESHOLD    THRESHOLD     TARGET    MAXIMUM
NAME                              OF SHARES    MATURATION       (#)          (#)         (#)        (#)
----                              ---------   ------------   ----------   ----------   --------   --------
William A. Wise.................   200,000      4 years          0          60,000     120,000    200,000
H. Brent Austin.................    35,000      4 years          0          10,500      21,000     35,000
Joel Richards III...............    30,000      4 years          0           9,000      18,000     30,000
Britton White Jr. ..............    30,000      4 years          0           9,000      18,000     30,000

---------------

(1) The indicated number of shares of restricted common stock vest at the Threshold, Target and Maximum levels only if total stockholder return equals or exceeds 40%, 65% and 90%, respectively, within the indicated performance period. Total stockholder return equals stock price appreciation/depreciation, plus any dividends and distributions declared on El Paso's common stock during the performance period.

PENSION PLAN

     Effective January 1, 1997, El Paso amended its pension plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, El Paso provided pension benefits under a plan ("Prior Plan") that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each El Paso employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996. At the end of each calendar quarter, participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4% per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

                                                            PAY CREDIT
AGE PLUS SERVICE                                            PERCENTAGE
----------------                                            ----------
Less than 35..............................................      4%
35 to 49..................................................      5%
50 to 64..................................................      6%
65 and over...............................................      7%

     Under El Paso's pension plan and applicable Internal Revenue Code provisions, compensation in excess of $170,000 cannot be taken into account and the maximum payable benefit in 2001 was $140,000. Any excess benefits otherwise accruing under El Paso's pension plan are payable under El Paso's Supplemental Benefits Plan.

     Participants with an initial account balance on January 1, 1997 (including each of the executives named in this proxy statement) continue to accrue pension benefits under the Prior Plan formula through the end of 2001. Upon retirement, the pension benefit equals the greater of the cash balance formula benefit or the Prior Plan benefit accrued as of the end of 2001.

     Estimated annual benefits payable from the pension plan and Supplemental Benefits Plan upon retirement at the normal retirement age for each executive named in this proxy statement is reflected below (based on assumptions that each executive named in this proxy statement receives base salary shown in the Summary Compensation Table with no pay increases, receives maximum annual bonuses and cash balances are credited with interest at a rate of 4% per annum):

                                                           ESTIMATED
NAMED EXECUTIVE                                        ANNUAL BENEFITS(1)
---------------                                        ------------------
William A. Wise......................................       $842,452
H. Brent Austin......................................       $282,125
Joel Richards III....................................       $124,062
Britton White Jr.....................................       $ 36,004

---------------

(1) The amounts reflected have been reduced as a result of participation in El Paso's Estate Enhancement Program.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Because the Company does not have a compensation committee or another committee performing similar functions, this report is presented by the full Board of Directors.

     All of the executive officers of the Company are employees of El Paso and El Paso determines the compensation of all of its employees in accordance with its own policies and plans. The Company does not have any role in setting those policies and plans or in determining compensation levels for El Paso employees. The Compensation Committee of the Board of Directors of El Paso establishes compensation policies, programs and plans for El Paso and its subsidiaries, which are designed to attract, motivate and retain competent executive personnel for El Paso and its subsidiaries.

     In making its decision with respect to executive compensation, the Compensation Committee of El Paso considers the provisions of Section 162(m) of the Internal Revenue Code which generally affects El Paso's federal income tax deduction for compensation paid to its chief executive officer and four other highest paid executive officers.

     The Compensation Committee of El Paso has neither interlocks nor insider participation. The Board of Directors of the Company believes that all stockholders of the Company have an opportunity to benefit from the application of the policies and plans of El Paso.

                Members of the Board of Directors of the Company

                                H. Brent Austin
                               Jeffrey I. Beason
                               Joel Richards III
                               Kenneth L. Smalley
                                 Peggy A. Heeg
                                William A. Wise

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     Certain of the named executives have employment agreements with the Company's parent corporation, El Paso. In addition, El Paso maintains compensatory plans or arrangements in which such named executives participate pursuant to which such persons would be entitled to payment from El Paso upon the termination of such person's employment with El Paso under specified circumstances or from a "change of control" of El Paso (as defined in such plan or arrangement). Neither the Company nor its subsidiaries is a party to any of such employment agreements or compensatory plans or arrangements. For a description of such employment contracts or compensatory plans or arrangements, you are urged to review the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements" in El Paso's proxy statement for its 2002 Annual Meeting of Stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 1201 Louisiana, Suite 2900, Houston, Texas 77002, has served as independent certified public accountants of El Paso since 1983 and has been designated to serve as the Company's independent certified public accountants for fiscal year 2002.

     PricewaterhouseCoopers LLP examined El Paso's and its affiliates' financial statements for fiscal year 2001. During fiscal year 2001, PricewaterhouseCoopers LLP billed El Paso in the amounts listed below for services rendered in the following categories.

CATEGORY                                                             AMOUNT
--------                                                           -----------
Audit Fees                                                         $ 4,300,000
Financial Information Systems Design and
  Implementation                                                   $ 1,500,000
Other Fees:
  Statutory audits                                    $2,750,000
  Reviews of SEC filings                              $1,000,000
  Risk management reviews                             $  400,000
  Due diligence and transaction structuring           $  750,000
  Tax compliance and consulting                       $1,100,000
  Other                                               $  500,000
          Total other fees                                         $ 6,500,000
                                                                   -----------
          Total                                                    $12,300,000
                                                                   ===========

     El Paso's Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised. A representative of PricewaterhouseCoopers LLP will be at the Annual Meeting and available to answer appropriate questions.

                              COST OF SOLICITATION

     The cost of preparing and mailing this proxy statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $6,500, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson Shareholder Communications Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Series A Preferred Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Series A Preferred Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting, all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of the Company's equity securities are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms and amendments provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 2001.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the proxy statement for the Company's 2002 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195, facsimile (713) 420-4099, and must be received by the Corporate Secretary on or before December 9, 2002.

                                 ANNUAL REPORT

     A copy of the Company's 2001 Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. Holders of Series A Preferred Stock not receiving a copy of such Annual Report on Form 10-K may obtain one by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195.

                                             By Order of the Board of Directors

                                                    /s/ DAVID L. SIDDALL

                                                      David L. Siddall
                                                    Corporate Secretary

Houston, Texas
April 8, 2002

                      SOLICITED BY THE BOARD OF DIRECTORS

                         EL PASO TENNESSEE PIPELINE CO.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2002

     The undersigned hereby appoints William A. Wise and Peggy A. Heeg, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of 8 1/4% Cumulative Preferred Stock, Series A, of El Paso Tennessee Pipeline Co., held of record by the undersigned on March 25, 2002 at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, 75202 on May 20, 2002, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if the named nominee for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SEE REVERSE                                                          SEE REVERSE
  SIDE        (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE

EL PASO TENNESSEE PIPELINE CO.
    C/O EQUISERVE
    P.O. BOX 43068
    PROVIDENCE, RI 02940






[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Election of Director.

   Nominee: Kenneth L. Smalley

      FOR       [ ]      [ ]     WITHHOLD
   THE NOMINEE               AUTHORITY TO VOTE
   LISTED ABOVE               FOR THE NOMINEE
                               LISTED ABOVE


                                                MARK HERE FOR COMMENTS [ ]

                                                MARK HERE FOR ADDRESS CHANGE [ ]
                                                AND NOTE AT LEFT

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.

                                                Please sign exactly as your
                                                name(s) appear(s) hereon. All
                                                holders must sign. When signing
                                                in a fiduciary capacity, please
                                                indicate full title as such. If
                                                a corporation or partnership,
                                                please sign in full corporate or
                                                partnership name by authorized
                                                person.


Signature: ______________ Date: ________ Signature: ______________ Date:________